EXHIBIT J

                                                                 [LOGO] ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 24, 2002 on the financial statements of The Alger American Fund for the year ended December 31, 2001 and to all references to our Firm included in or made part of the registration statement of The Alger American Fund filed on form N-1A (Amendment No. 22 and No. 24), Investment Company Act File No. 811-5550 with the Securities and Exchange Commission.





                                              /s/ Arthur Andersen LLP

New York, New York
April 28, 2002